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EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-35035, 33-40730, 33-59979, 333-45869, 333-103573, 333-59516, 333-38378 and 333-122628) and Form S-3 (333-120776) of Molson Coors Brewing Company of our report dated March 10, 2005, except for Note 5, Note 20 and Note 21 which are as of September 9, 2005, relating to the consolidated financial statements, financial statement schedule, management's assessment of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appear in this Current Report on Form 8-K.

PricewaterhouseCoopers LLP

Denver, Colorado
September 9, 2005

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM